                                                                    EXHIBIT 99.2

                      FORM OF NOTICE OF GUARANTEED DELIVERY

                         CALPINE GENERATING COMPANY, LLC
                              CALGEN FINANCE CORP.

                                OFFER TO EXCHANGE

 FIRST PRIORITY SECURED FLOATING RATE NOTES DUE 2009 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING UNREGISTERED FIRST
                 PRIORITY SECURED FLOATING RATE NOTES DUE 2009

 SECOND PRIORITY SECURED FLOATING RATE NOTES DUE 2010 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING UNREGISTERED SECOND
                 PRIORITY SECURED FLOATING RATE NOTES DUE 2010

 THIRD PRIORITY SECURED FLOATING RATE NOTES DUE 2011 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING UNREGISTERED THIRD
                 PRIORITY SECURED FLOATING RATE NOTES DUE 2011

 11-1/2% THIRD PRIORITY SECURED NOTES DUE 2011 THAT HAVE BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING UNREGISTERED 11-1/2%
                     THIRD PRIORITY SECURED NOTES DUE 2011

                           PURSUANT TO THE PROSPECTUS
                                  DATED __, 2004

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuer's First Priority Secured Floating Rate Notes due 2009, Second Priority Secured Floating Rate Notes due 2010, Third Priority Secured Floating Rate Notes due 2011 and/or 11-1/2% Third Priority Secured Notes due 2011 (collectively, the "Original Notes") are not immediately available,
(ii) the Original Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company (the "Exchange Agent") on or prior to the expiration of the exchange offer or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Original Notes" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the expiration of the Exchange Offer. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:

                            WILMINGTON TRUST COMPANY

By Hand or Overnight Delivery:   By Registered or Certified Mail:     Facsimile Transmissions:
                                                                    (Eligible Institutions Only)
   Wilmington Trust Company          Wilmington Trust Company
   Corporate Capital Markets         DC-1626 Processing Unit               (302) 636-4145
     1100 North Market St.                P.O. Box 8861
   Wilmington, DE 19890-1626         Wilmington, DE 19899-8861       To Confirm by Telephone or
                                                                        for Information Call:

                                                                           (302) 636-6470

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      The undersigned hereby tenders to Calpine Generating Company, LLC, a Delaware limited liability company, and CalGen Finance Corp., a Delaware corporation (together, the "Issuers"), upon the terms and subject to the conditions set forth in the Prospectus dated __, 2004 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Original Notes."

                                                      DESCRIPTION OF ORIGINAL NOTES
------------------------------------------------------------------------------------------------------------------------------
 NAMES(S) AND ADDRESS(ES) OF HOLDER(S)                                   CERTIFICATE    AGGREGATE PRINCIPAL   PRINCIPAL AMOUNT
       (PLEASE FILL IN, IF BLANK)           TRANCHE OF ORIGINAL NOTES     NUMBER(S)*     AMOUNT REPRESENTED       TENDERED**
--------------------------------------    ----------------------------   -----------   ---------------------  ----------------
                                          First Priority Secured
                                          Floating Rate Notes due 2009

                                          Second Priority Secured
                                          Floating Rate Notes due 2010

                                          Third Priority Secured
                                          Floating Rate Notes due 2011

                                          11-1/2% Third Priority
                                          Secured Notes due 2011

                                                       TOTAL PRINCIPAL AMOUNT OF ORIGINAL NOTES:

If Original Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:  ___________________________________________________________

Date:  _________________________________________________________________________

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

X ______________________________________________________________________________

X ______________________________________________________________________________
          Signature(s) of Registered Holder(s) or Authorized Signatory

Date: __________________________________________________________________________

Area Code and Telephone No.: ___________________________________________________

      Must be signed by the holder(s) of the Original Notes as their name(s) appear(s) on certificates for Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuers, provide proper evidence satisfactory to the issuers of such person's authority to so act.

NAME: __________________________________________________________________________

CAPACITY: ______________________________________________________________________

ADDRESS: _______________________________________________________________________
                              (Including Zip Code)

-------------------
*     Need not be completed by Holders tendering by book-entry transfer.

** Original Notes may be tendered in whole or in part in multiples of $1,000. All Original Notes held shall be deemed tendered unless a lesser number is specified in this column. See Instruction 4.

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

                              GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                               SIGNATURE GUARANTEE

________________________________________________________________________________
                             (Authorized Signature)

________________________________________________________________________________
                                 (Printed Name)

________________________________________________________________________________
                                     (Title)

________________________________________________________________________________
                                 (Name of Firm)

________________________________________________________________________________
               (Address (Including Zip Code) and Telephone Number
                         (Including Area Code) of Firm)

Date: __________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING DEBT WITH THIS FORM. CERTIFICATES FOR OUTSTANDING DEBT SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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